Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock, par value $0.00001 per share of Veradermics, Incorporated and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 11, 2026.

Dated: February 11, 2026

AVERILL MASTER FUND, LTD.

By:	/s/ Andrew Nathanson
	Name:	Andrew Nathanson
	Title:	Authorized Signatory

AVERILL MADISON MASTER FUND, LTD.

By:	/s/ Andrew Nathanson
	Name:	Andrew Nathanson
	Title:	Authorized Signatory

SUVRETTA CAPITAL MANAGEMENT, LLC

By:	/s/ Andrew Nathanson
	Name:	Andrew Nathanson
	Title:	General Counsel and Chief Compliance Officer

/s/ Aaron Cowen
Aaron Cowen